EXHIBIT 5.1

                                  June 29, 2000

FiberCore, Inc.
253 Worcester Road, P.O. Box 180
Charlton, MA 01507

      Re: FiberCore, Inc. Registration Statement on Form S-3 for 8,400,000 Shares of Common Stock

Ladies and Gentlemen:

      We have acted as special Nevada counsel to FiberCore, Inc., a Nevada corporation (the "Company"), in connection with the proposed issuance and sale by the Company of up to 8,385,871 shares of the Company's Common Stock (the "Shares") pursuant to the Company's Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Registration Statement.

      This opinion is being furnished in accordance with the requirements of
Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

      The Shares consist of (i) 4,200,000 shares of common stock of the Company that the company intends to sell from time to time (the "Shelf Shares"), (ii) 1,886,145 shares of the common stock of the Company previously issued to the Selling Shareholder (the "Issued Shares"), (iii) 699,726 shares of common stock of the Company issuable upon exercise of warrants (the "Warrants") issued to the Selling Shareholder and (iv) 1,600,000 shares of common stock of the Company issuable upon conversion of the outstanding principal balance of $4 million on the $6 million convertible note (the "Note") issued by the Company to the Selling Shareholder (the Shares described in items (iii) and (iv) are referred to collectively as the "Future Shares").

      We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the issuance and sale of the Shares and the Warrants and the Note. We have relied upon the certificates of all public officials and corporate officers and the certificate of the Transfer Agent for the Company as to the number of shares of the Company's common stock which are issued and outstanding, with respect to the accuracy of all matters contained therein. Based on such review, we are of the opinion

      1. The Issued Shares have been duly authorized and legally issued and are fully paid and nonassessable.

      2. The Future Shares have been duly authorized and, assuming that at the time of such issuance the Company will have sufficient authorized but unissued shares for such issuance and that the certificates representing such shares are duly executed and delivered, when issued and paid for in accordance with the terms of the Warrants and the Note, the Future Shares will be legally issued, fully paid and nonassessable.

      3. Assuming (i) adoption by the Company's Board of Directors of a resolution (the "Issuing Resolution") in form and content as required by applicable law authorizing issuance of the Shelf Shares, (ii) at the time of such issuance the Company will have sufficient authorized but unissued shares for such issuance and (iii) the certificates representing such shares are duly executed and delivered, when issued and paid for in accordance with the Issuing Resolution, the Shelf Shares will be duly authorized, legally issued, fully paid and nonassessable.

      Nothing herein shall be deemed an opinion as to the laws of any jurisdiction other than the State of Nevada.

      This opinion is intended solely for the use of the Company in connection with issuance of the Shares. It may not be relied upon by any other person or for any other purpose, or reproduced or filed publicly by any person, without the written consent of this firm. Notwithstanding the foregoing, we consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

      This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

                                                    Very truly yours

                                                    /s/ Lionel, Sawyer & Collins
                                                    ----------------------------
                                                    Lionel, Sawyer & Collins



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